Exhibit 10.13

Loan Agreement

The Lender (Party A):	Shaoping Lu

The Borrower (Party B):	The Fifth Season (Hong Kong) International Group Limited
Lianmo Wu (PRC ID No.: 330327197202160657)
Zhucheng Zhang (Hong Kong ID No.: P686763(8)

Article One: Amount, Period and Use Scope

1.1 The amount of the loan: USD 4.25 million or equivalent EURO.

1.2 The term of the loan: 24 months, from March 1 , 2011 to March 1 , 2013.

1.3 Use scope: Borrower can only use the loan for purpose of property purchase of Boshan District property, Zibo, Shandong. Party B shall not alter the use purpose without written permission from Party A.

Article Two: Interest Rate

The annual interest rate shall be 12%. If the remaining interest term is shorter than a month, it shall be taken as one month.

Article Three: Loan Disbursement

The bank of Party B to receive the loan shall be :

Opening Bank: The Hong Kong and Shanghai Banking Corporation Limited

Account Name: The Fifth Season (Hong Kong) International Group Limited

Account No.: 809 64186 838

Loan Amount: USD 4.25 million

Article Four: Loan Repayment and Guarantee

4.1 Repayment Date

The repayment date shall be March 1, 2013. If the repayment date is on public holiday, it shall be postponed to the following work day.

4.2 Interest Payment

The interest shall be paid in eight terms by every three months. If the payment date is on public holiday, it shall be postponed to the following work day.

4.3 Repayment Arrangement

The repayment shall be RMB whose exchange rate shall be determined by the official foreign exchange rate of PRC on the same day and shall be disbursed by the following sequence:

(1) penalty interest, handling charge and overdue fine (if any); (2) interest; (3) principal

4.4 Guarantee

The loan shall be secured by the whole assets of Party B in irrevocable guarantee.

4.5 Prepayment of Loan

Party B can prepay the loan under the permission of Party A.

Article Five: Rights and Obligations of Both Parties

5.1 Rights and Obligations of Party A

5.1.1 Party A shall be entitled to legally use the documents provided by Party B.

5.1.2 Party A shall be entitled to rescind this agreement if Party B has one of the following:

5.1.2.1 Party B provides fake information;

5.1.2.2 The overdue payment of Party B exceeds five days;

5.1.2.3 Party B uses the loan out of the use scope of this agreement;

5.1.2.4 Party B does not inform Party A in time when material information of Party B has been altered;

5.1.2.5 Party B offers guarantee for its own debt or for the third party without informing Party A in written 30 days in advance;

5.1.2.6 Party B divorced or is going to divorce;

5.1.2.7 Party B violates any provision of this agreement.

5.2 Rights and Obligations of Party B

5.2.1 Party B should offer real information to Party A and is entitled to ask Party A to keep secret of the information;

5.2.2 Party B should use the loan within the use scope of this agreement and inform Party A in time when any material information of Party B has been altered;

5.2.3 Every one of Party B assumes joint and several liability for the loan;

5.2.4 If Party A transfers its creditor’s rights to the third party without infringing Party B’s rights, Party A needs not get approval from Party B but shall inform Party B in time.

Article Six: Liquidated Damages and Force Majeure

6.1 Any party who violates any provision of this agreement shall assume the liability for liquidated damages.

6.2 Any party who violates any provision of this agreement due to Force Majeure shall not be deemed as violator but shall inform other party in time and take any necessary step to reduce the loss caused by Force Majeure.

Article Seven: Effectiveness and Termination

This agreement has two counterparts. Each party holds one counterpart. This agreement shall be effective upon signing or sealing of each party. This agreement shall be terminated automatically upon settlement of the principal and interest of the loan and the written confirmation from Party A.

Article Eight: Applicable Law and Dispute Resolution

8.1 This agreement applies to Hong Kong laws.

8.2 Any party can bring to court in Hong Kong any dispute and the losing party shall assume the attorney fees for the winning party.

Article Nine: Delivery

9.1 Party A’s delivery to the address provided by Party B shall be deemed as official delivery.

9.2 Party B’s delivery shall be effective until Party A actually receives any written information or documents from Party B.

9.3 Party A’s delivery to any one of Party B shall be deemed as official delivery.

Article Ten: Alteration and Transfer

This agreement can be altered upon consensus. Except for 5.2.4 provided, any party shall not transfer all or part of its rights or obligations to the third party.

(This page is for signature and has no text.)

Party A: Shaoping Lu
By: /s/Shaoping Lu

Party B: The Fifth Season (Hong Kong) International Group Limited
By: /s/ Zhucheng Zhang

Party B: Lianmo Wu
By: /s/ Lianmo Wu
Date: February 23, 2011

Party B: Zhucheng Zhang
By: /s/ Zhucheng Zhang
Date: February 23, 2011